Exhibit 10.100

Private & Confidential

Dated 22 April 2005

CROWN MEDIA INTERNATIONAL, LLC	(1)

and

JEFF HENRY	(2)

Compromise Agreement

Contents

Clause

1	Definitions

2	Termination

3	Severance Payment

4	RSU Plan

5	Tax indemnity

6	Secrecy

7	Confidential Information

8	Company property

9	Breach of agreement

10	Compensation/damages payable to the Employee

11	Legal expenses

12	Settlement

13	Warranty

14	Compliance with Legislation

15	Miscellaneous

16	Whole agreement

Schedule 1 Certificate by Adviser

Schedule 2 Confidentiality

THIS AGREEMENT is dated 26 April 2005 and is made

BETWEEN:

(1)                                  Crown Media International, LLC of 6430 South Fiddlers Green Circle, Greenwood Village, CO 80111, USA (the “Company”); and

(2)                                  Jeff Henry of 9 Fairmile Lane, Cobham, Surrey, United Kingdom KT1112DL (the “Employee”);

WHEREAS:

(A)                              Employee has an employment agreement with the Company, dated 12 March 2004 as amended by a letter dated 9 July 2004, for his services as Managing Director and Chief Executive of Crown Media International, Europe, Middle East and Africa, as well as the Chief Executive of Crown Entertainment Limited (“the Employment Contract”).

(B)                                The Employment Contract provides for termination of the Employment Contract and Employee’s employment with the Company in the event of the sale of Company by its parent, Crown Media Holdings, Inc.

(C)                                The Company has been sold by Crown Media Holdings, Inc. effective 26 April 2005 (the “Termination Date”) and, accordingly, the Employment Contract and Employee’s employment with the Company has been terminated on the Termination Date.

(D)                               The Employee and the Company have agreed to compromise any claims arising from the Employment Contract and Employee’s employment with the Company on the terms hereinafter provided.

(E)                                 The Company is entering into this agreement for itself and as agent for all its Associated Companies and is duly authorised on that behalf.

IT IS AGREED as follows:

1                                         Definitions

1.1                                 In this Agreement references to specific clauses are references to clauses in this Agreement unless otherwise stated and:

“Associated Company” means an associated company (within the meaning of section 416(1) Income and Corporation Taxes Act 1988) of the Company.

“Employment” means the Employee’s employment with the Company, the terms of which are set out in the Employment Contract.

“Employment Contract” means the contract of employment more particularly described in recital (A).

“PAYE Regulations” means the Income Tax (Employment) Regulations 1993 (as amended, extended or replaced from time to time).

“RSU Agreements” mean the 2004 Restricted Stock Unit Agreement dated as of May 28, 2004 between Employee and Crown Media Holdings, Inc. and the Amended and Restated Restricted Stock Unit Agreement between Employee and Crown Media Holdings, Inc. dated as of May 29, 2004.

“Severance Payment” means the payment more particularly described in clause 3.1.

“Termination Date” means the date more particularly described in recital (C).

2                                         Termination

2.1                                 The Employee shall be paid any outstanding salary which has accrued up to the Termination Date, less normal deductions.

3                                         Severance Payment

3.1                                 Subject to the Employee’s compliance with his obligations under this Agreement and the Employment Contract, the Company shall pay to the Employee and without admission of Liability the sum of £954,971 (the “Severance Payment”) to be paid free of tax subject to clauses 3.2 and 3.3 below, as compensation for his loss of employment. The Severance Payment is made of the following elements:

3.1.1                        £767,597 which constitutes the present value of the remaining salary which would have been payable to Employee under Paragraph 3(a) of the Employment Agreement;

3.1.2                        £175,523 which constitutes the present value of the remaining bonuses which would have been payable to Employee under Paragraph 3(b) of the Employment Agreement.

3.1.3                        A payment of £11,851 for earned holiday pay.

The Severance Payment will be paid on or before 10 May 2005.

3.2                                 The Severance Payment shall be subject to any deductions the Company is required by law to make. These will include (without limitation) the income tax on the balance of the Severance Payment in excess of £30,000 in accordance with PAYE Regulations and to the extent applicable, primary Class 1 national insurance contributions.

3.3                                 Any further liability to tax on the Severance Payment and on any other benefits provided to the Employee pursuant to this Agreement shall be the Employee’s alone.

4                                         RSU Plan

4.1           The Employee’s Restricted Stock Units shall be settled in accordance with the provisions of the RSU Agreements.

5                                         Tax indemnity

5.1                                 The Company makes no warranty as to the taxable status of the Severance Payment and accordingly the Employee undertakes that if the Company or any of its Associated Companies is called upon to account to the Inland Revenue for any income tax, national insurance contributions, interest and/or penalties thereon arising in respect of the payments made and benefits provided under this Agreement, other than the income tax deducted under clause 3 (such income tax, national insurance contributions, interest and/or penalties referred to in this Agreement as the “excess tax”), and if the Company or any other company pays the excess tax to the Inland Revenue, the Employee will, at the written request of such company and provided the Employee has received notification of the amount due within 14 days of the Company becoming aware of the claim, immediately pay to such company an amount equal to the excess tax (on an after-tax basis).

6                                         Secrecy

6.1                                 The Employee undertakes that he will not, whether directly or indirectly, make, publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise, concerning the Company or any of its Associated Companies or any of its or their officers agents or employees. The Company undertakes that Crown Media Holdings, Inc. and its then-current Associated Companies will not, whether directly or indirectly, make, publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise, concerning the Employee. Company cannot assume responsibility for statements made by Company or entities that become Associated Companies following any change of control of Company.

6.2                                 The Employee and Company agree to keep the terms on which the Employment is terminated strictly confidential and agree not to disclose, communicate or otherwise make public the same to anyone (save to professional advisers, immediate family, relevant tax authorities and otherwise as may be required to be disclosed by law).

7                                         Confidential information

7.1                                 The Employee undertakes to abide by the confidentiality provisions set out at Schedule 2 to this Agreement, as well as those in the Employment Contract.

7.2                                 In consideration of the undertaking given by the Employee at clause 7.1 above, the Company shall pay to the Employee the sum of £100 subject to deductions for income tax and national insurance contributions as required by law.

8                                         Company property

8.1                                 The Employee represents and confirms that he has returned on or before the Termination Date to the Company all property, equipment, records, correspondence, documents, files and other information (whether originals, copies or extracts) belonging to the Company or any of its Associated Companies and that he has not retained any copies. In addition the Employee will provide the Company with all necessary information as will allow such person as the Company may determine to access any computer equipment owned by the Company or any Associated Company and used by the Employee.

9                                         Breach of agreement

9.1                                 The Employee further agrees that if, having entered into this Agreement he materially breaches the provisions of clauses 6, 7 or 8 he will, without prejudice to clause 12 below and any other remedies that the Company may have and which arise from such breach, forthwith:

9.1.1                        repay (or the Company will retain if not already at that time already paid) the Severance Payment referred to at clause 3 to the Company; and

9.1.2                        indemnify the Company against all costs (legal or otherwise) incurred by the Company in recovering or seeking to recover the Severance Payment from him.

10                                  Compensation/damages payable to the Employee

10.1                           Notwithstanding the provisions of this Agreement in the event that the Company is ordered to pay any compensation or damages to the Employee by an employment tribunal or civil court, the Employee agrees forthwith to pay an equivalent sum to the Company or to repay the Severance Payment referred to in clause 3, whichever is the lesser amount.

11                                  Legal expenses

11.1                           The Company shall on the production of a valid VAT invoice certified to be a true copy addressed to the Employee but marked payable by the Company pay to the Employee’s solicitors, up to a maximum sum of £500 plus VAT in respect of the Employee’s legal expenses to the extent these are incurred in connection with the termination of the Employment and/or relate exclusively to the negotiation and preparation of this Agreement.

12                                  Settlement

12.1                           The Employee acknowledges that he has carefully considered the facts and circumstances relating to the Employment and the termination thereof and agrees that he will not institute any proceedings or complaints before an employment tribunal or court arising out of or in connection with the Employment or its termination in respect of any of the following specific claims.

12.1.1                  Any claim for wrongful dismissal or any other claim for breach of contract (including any claim for a bonus);

12.1.2                  any claim for unfair dismissal under Part X of the Employment Rights Act 1996;

12.1.3                  any claim for a statutory redundancy payment pursuant to section 135 of the Employment Rights Act 1996;

12.1.4                  any claim arising out of contravention or alleged contravention of Regulation 10 or Regulation 11 of the Transfer of Undertakings (Protection of Employment) Regulations 1981;

12.1.5                  any claim under the Sex Discrimination Act 1975;

12.1.6                  any claim under the Equal Pay Act 1970;

12.1.7                  any claim under section 54 of the Race Relations Act 1976;

12.1.8                  any claim under the Disability Discrimination Act 1995;

12.1.9                  any claim under any provision of directly applicable European law;

12.1.10            any claim under any provision of the Human Rights Act 1998; and

12.1.11            any other claim whether at common law or statute.

12.2                           The Employee agrees that the terms of this Agreement are in full and final settlement and any other claims whether at common law or otherwise and in any jurisdiction in the world which he may have against the Company or any Associated Company or its or their officers, directors, employees, shareholders or agents arising out of or connected with his Employment or its termination or the Employment Contract or its termination. The Employee hereby agrees that, except for the sums and benefits referred to in this Agreement and any amounts payable pursuant to the Deed of Restrictive Covenants between Company and Employee, dated 23rd February 2005, no other sums or benefits are due to him from the Company or any Associated Company.

13                                  Warranty

13.1                           The Employee represents and warrants:

13.1.1                  That he has received advice from a “relevant independent adviser” (“the Adviser”) (for the purposes of the legislation specified in clause 14 below) as to the terms and effect of this Agreement (and in particular its effect on the Employee’s ability to pursue his rights before an employment tribunal) and that he will procure that the Adviser forthwith provides a certificate in the form of Schedule 1 to this Agreement and that in such Schedule the name and other relevant details of the Adviser are correctly set out;

13.1.2                  that he has raised with the Adviser all facts and issues relevant to the Employment and its termination

13.1.3                  that Adviser has advised him that the claims and prospective proceedings listed at clause 14 are all of the claims and prospective proceedings that he reasonably believes he has against the Company, any Associated Company or their, officers, agents and employees arising out of or in connection with his Employment (including the termination thereof) and that he has no other claim; and

13.2                           The Company enters into this Agreement in reliance upon the warranty given by the Employee at clause 13.1.  In the event that the Employee brings any proceedings relating to his Employment (including its termination) against the Company, any Associated Company or its or their officers, employees or agents the Employee agrees that he will repay to the Company on demand the Severance Payment (less any statutory redundancy payment) and that sum will be recoverable as a debt.

14                                  Compliance with Legislation

The conditions regulating compromise agreements contained in:

14.1                           Section 203(3) Employment Rights Act 1996;

14.2                           section 77(4A) Sex Discrimination Act 1975;

14.3                           section 72(4A) Race Relations Act;

14.4                           section 288(2B) Trade Union and Labour Relations (Consolidation) Act 1992;

14.5                           section 9(3) Disability Discrimination Act 1995;

14.6                           regulation 35(4) of the Working Time Regulations 1998;

14.7                           section 49(4) of the National Minimum Wage Act 1998;

are intended to be and have been satisfied.

15           Miscellaneous

15.1                           This Agreement shall be governed by and interpreted in accordance with English Law

15.2                           Subject to any provision which specifically refers to an Associated Company and which is intended to confer benefits on any such Associated Company, no term of this Agreement is enforceable by a person who is not party to it.

16                                  Whole agreement

16.1                           This Agreement sets out the entire agreement between the parties and supersedes all prior discussions between them or their advisers and all statements, representations, terms and conditions, warranties, guarantees, proposals, communications and understandings whenever given and whether orally or in writing. If signed by all parties to the Agreement it shall then, notwithstanding being marked “without prejudice” or “without prejudice subject to contract” and subject to any written statement to the contrary, be treated as an open and binding agreement.

16.2                           Notwithstanding the other provisions of this Agreement, it is agreed that nothing herein shall affect the obligations of the Company and/or the Employee pursuant to the Deed of Restrictive Covenants between them, dated 23rd February 2005.

IN WITNESS whereof this Agreement has been executed the day and year first above written.

/s/ Charles Stanford
SIGNED by Charles Stanford		)

for and on behalf of the Company		)

dated 4/26/05)

Witnessed by	W. Aliber	(name)

/s/ W. Aliber		(signature)

1215 W 64th Street		(address)

Kansas City, MO 64113

SIGNED by Jeff Henry		)

the Employee	/s/ Jeff Henry	)

dated 25/4/05)

Witnessed by	LISA GRAVENER	(name)

/s/ Lisa Gravener		(signature)

10 ROTHERWOOD CLOSE		(address)

WIMBLEDON, SW20 8RX

Schedule 1

Certificate by Adviser

I confirm that I have given independent legal advice to Jeff Honry as to the terms and effect of the above Agreement and in particular its effect on my client’s ability to pursue his rights before an employment tribunal.

I confirm that I am a Solicitor of the Supreme Court holding both at the date of the above Agreement and at the date the said advice a current practising certificate and that there is and was at the time I gave the advice referred to above in force a policy at insurance which covers the risk of a claim by Adam Woods in respect of any loss arising in consequence of that advice

Signed:	/s/ Timothy William Osborne

Print Name:	TIMOTHY WILLIAM OSBORNE

Name and Address of Firm	WIGGIN OSBORNE FULLERLOVE

95 THE PROMENADE

CHELTENHAM

GL50 1 HH

Schedule 2

Confidentiality

1                                          The Employee shall not at any time (without limit) after the Termination Date directly or indirectly.

(a)                                  divulge or communicate to any person, company, business entity or other organisation;

(b)                                 use for his own purposes or for any purposes other than those of the Company or any Associated Company; or

(c)                                  through any failure to exercise due care and diligence, cause any unauthorised disclosure of any trade secrets or Confidential Information relating to the Company or any Associated Company, but so that these restrictions shall cease to apply to any information which shall become available to the public generally otherwise than through the default of the Executive.

“Confidential Information” shall mean details of suppliers and their terms of business, details of customers and their requirements, the prices charged to and terms of business with customers, marketing plans and sales forecasts, financial information, results and forecasts (save to the extent that these are included in published audited accounts), any proposals relating to the acquisition or disposal of a company or business or any part thereof or to any proposed expansion or contraction of activities, details of employees and officers and of the remuneration and other benefits paid to them, information relating to research activities, inventions, secret processes, designs, software, formulae and product lines, any information which the Employee is told is confidential and any information which has been given to the Company or any Associated Company in confidence by customers, suppliers or other persons.

2                                          All notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Employee or otherwise) relating to the business of the Company or any Associated Company (and any copies of the same):

(a)                                  shall be and remain the property of the Company or the relevant Associated Company; and

(b)                                 shall be handed over by the Employee to the Company or to the relevant Associated Company on or before the Termination Date.